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                                                              New York, New York
                                                              April 24, 1996

Rosenthal & Rosenthal, Inc.
1370 Broadway
New York, New York 10018

Gentlemen:

         We hereby agree that the Financing Agreement between us dated April 24, 1996 be and the same is hereby amended by:

         1. adding thereto a new paragraph 6.9 as follows:

         Affirmative Financial Covenants. Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained at the end of each fiscal quarter (i.e., December, March, June and September), Tangible Net Worth in an amount not less than $2,500,000; and (b) cause to be maintained at the end of each fiscal quarter, Working Capital of not less than $12,800,000.

         For purposes hereof the following terms shall have the following definitions:

                  "Current Assets" at a particular date, shall mean all cash, accounts and inventory of Borrower, provided, however, that such amounts shall not include any amounts for any Indebtedness owing by any affiliate to Borrower.

                  "Current Liabilities" at a particular date, shall mean all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower, as at such date, but in any event including, without limitation or duplication, the amounts of (a) all indebtedness payable on demand, or, at the option of the person or entity to whom such indebtedness is owed, not more than twelve (12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the person or entity to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is not contested at such date, (d) all accruals for federal or other taxes measured by income payable within twelve (12) months of such date and (e) all outstanding indebtedness to Lender.

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                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect on the date hereof.

                  "Tangible Net Worth" shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of Borrower determined in accordance with GAAP.

                  "Working Capital" shall mean the excess, if any, of Current Assets over Current Liabilities.

         2. adding thereto a new paragraph 6.10 as follows:

         Negative Covenants. Borrower shall not, until payment in full of all Obligations to Lender and termination of this Agreement (a) declare or make any Dividend Payment; (b) create, assume, incur or suffer to exist, and will not permit any Subsidiary to create, assume, incur or suffer to exist, any Lien of any kind (other than a Lien created on any equipment at the time of purchase thereof by the Borrower solely as security for the payment of the purchase price thereof which has been consented to by Lender, such consent not to be unreasonably withheld) upon any assets of Borrower or any such Subsidiary (other then the Lien of Lender hereunder), unless Borrower will make or cause the Obligations then outstanding to be directly secured by such Lien equally and ratably with any and all other obligations and Indebtedness thereby secured; and
(c) create, incur or suffer to exist, and it will not permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except Indebtedness to Lender hereunder, Indebtedness outstanding as of the date hereof and listed in
Schedule I hereto and Subordinated Indebtedness.

         For purposes hereof the following terms shall have the following definitions:

                  "Capital Lease Obligations" shall mean any obligations to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of Borrower under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Dividend Payment" shall mean dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of Borrower, but excluding dividends payable solely in shares of common stock of Borrower.

                  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become

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contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Indebtedness" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or respective services rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Subordinated Indebtedness" shall mean Indebtedness for which Borrower is directly and primarily liable, and which is subordinated to the Obligations of Borrower hereunder on terms, and which contains other terms (including interest, amortization and financial and other covenants), in form and substance satisfactory to Lender, including without limitation the Indebtedness of Borrower under the Indenture dated as of October 1, 1986 (the "Indenture"), between Sanmark-Stardust Inc. and Bank of Montreal Trust Company, as Trustee.

                  "Subsidiary" shall mean any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Borrower.

         3. adding thereto a new paragraph 6.11 as follows:

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         Other Covenants. Borrower hereby agrees that, until payment in full of all Obligations to Lender and termination of this Agreement, all covenants contained in the Indenture (as of the date hereof and as may be amended from time to time) and in any agreements refinancing all or a portion of the obligations under such Indenture shall be for the benefit of Lender and hereby repeats and makes such covenants to Lender for its benefit. Such covenants are hereby incorporated by reference herein as if fully set forth in this place. Borrower hereby represents and covenants to Lender that the indebtedness evidenced by the Indenture and notes issued thereunder are and will continue to be subordinate to the Obligations hereunder. Borrower may, with the consent of Lender (which consent shall not be unreasonably withheld), sell or dispose of aging equipment or assets no longer necessary for Borrower's business through arm's length transactions, so long as the proceeds of any such sales are used to reduce the amount of Obligations then outstanding.

         IN WITNESS WHEREOF Lender and Borrower have caused this amendment to be executed by their respective corporate officers thereto duly authorized as of April 24, 1996.

                                          MOVIE STAR, INC.


                                          By:     /S/ MARK M. DAVID
                                                 -------------------------------
                                                 Name: MARK M. DAVID
                                                 Title: CHAIRMAN

                                          ROSENTHAL & ROSENTHAL, INC.



                                          By:     /S/ JERRY SANDAK
                                                 -------------------------------
                                                 Name: JERRY SANDAK
                                                 Title: EXECUTIVE VICE PRESIDENT

                                SCHEDULES OMITTED

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